UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2013 (September 11, 2013)

FREESCALE SEMICONDUCTOR, LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-35184	98-0522138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 11, 2013, Freescale Semiconductor, Inc. (“Freescale”), a wholly owned indirect subsidiary of Freescale Semiconductor, Ltd., entered into a new $800 million senior secured term loan facility pursuant to an amendment (the “Amendment”) to its existing senior secured credit facilities (the “Credit Facilities”). The new term loan facility is guaranteed by the same guarantors of the existing term loans under the Credit Facilities and is secured by the same collateral securing the existing term loans under the Credit Facilities. The new term loan facility is, in all material respects, subject to the same terms and conditions as Freescale’s existing term loans under the Credit Facilities, except for such changes as have been agreed to by Freescale and the lenders as set forth in the Amendment.

The new term loan facility was priced at 99% of par and borrowings bear interest at a rate equal to (i) for eurocurrency rate loans, LIBOR plus 3.75% (with LIBOR of not less than 1.25%) and (ii) for base rate loans, the applicable base rate plus 2.75%. The new term loan facility will mature on January 15, 2021; provided, that the maturity will be accelerated to March 15, 2018, in the event that Freescale fails to maintain a specified leverage ratio for the September 30, 2017, test period and the aggregate outstanding principal amount of Freescale’s outstanding senior secured notes maturing in 2018 exceeds $500 million as of March 1, 2018. The new term loan amortizes quarterly commencing December 31, 2013, at an annual rate of 1.0% of the initial loan commitments and may, subject to certain conditions, be called by Freescale at 101% of the principal amount being prepaid within 12 months from the closing date.

The Credit Facilities contain a provision that requires the weighted average yield of existing term loans under the Credit Facilities to be no less than 0.50% below the weighted average yield of certain new term loans issued under the Credit Facilities. As a result the existing $349 million term loan facility due 2016 will bear interest at LIBOR plus 3.75% (with LIBOR not less than 1.00%). As of the closing of the new term loan facility this results in a weighted average yield of 4.75%, an increase of 0.50%.

The purposes of the transaction and the application of the proceeds are to extend a portion of Freescale’s debt maturities and reduce interest expense. Freescale will use the proceeds from the transaction to redeem $221 million aggregate principal amount of its 10 1⁄8% senior secured notes due 2018 (the “10 1⁄8% Notes”), which represents all outstanding 10 1⁄8% Notes, and $496 million aggregate principal amount of its 9 1⁄4% senior secured notes due 2018 (the “9 1⁄4% Notes” and together with the 10 1⁄8% Notes, the “Notes”), and to pay related redemption premiums and fees. Freescale will pay for a portion of its expenses with cash on hand.

The description of the new term loan facility contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On September 11, 2013, Freescale delivered (i) to the holders of its 10 1⁄8% Notes notice that it will redeem $221 million aggregate principal amount of the 10 1⁄8% Notes, which represents all outstanding 10 1⁄8% Notes and (ii) to the holders of its 9 1⁄4% Notes notice that it will redeem $496 million aggregate principal amount of the 9 1⁄4% Notes. The redemption date for the Notes is October 11, 2013 (the “Redemption Date”). The redemption of the Notes will be funded with the proceeds from the new term loan facility. The redemption price for the 10 1⁄8% Notes is 100% of the outstanding aggregate principal amount of the 10 1⁄8% Notes being redeemed, plus the Applicable Premium (as defined in the Indenture dated February 19, 2010 governing the 10 1⁄8% Notes) as of, and accrued and unpaid interest up to, but not including, the Redemption Date. The redemption price for the 9 1⁄4% Notes is 100% of the outstanding aggregate principal amount of the 9 1⁄4% Notes being redeemed, plus the Applicable Premium (as defined in the Indenture dated April 13, 2010 governing the 9 1⁄4% Notes) as of, and accrued and unpaid interest up to, but not including, the Redemption Date. The Notes shall be redeemed in accordance with the procedures of The Depository Trust Company. Because all the outstanding 10 1⁄8% Notes are to be redeemed, the entire outstanding amount of 10 1⁄8% Notes held by each Holder, even if not a multiple of $1,000, shall be redeemed. The 9 1⁄4% Notes shall be redeemed in amounts of $2,000 or whole multiples of $1,000 in excess thereof, and no 9 1⁄4% Note of less than $2,000 shall be redeemed. Upon surrender of a 9 1⁄4% Note, a new 9 1⁄4% Note or 9 1⁄4% Notes in principal amount equal to the unredeemed portion of the original 9 1⁄4% Note representing the same indebtedness to the extent not redeemed will be issued in the name of the holder of the 9 1⁄4% Notes upon cancellation of the original 9 1⁄4% Note.

Cautionary Note Regarding Forward-Looking Statements

This Periodic Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the redemption of senior secured notes by Freescale and other statements that are not historical fact. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Some of these factors include market conditions and such other risk factors as may be discussed in Freescale Semiconductor, Ltd.’s filings with the Securities and Exchange Commission. We undertake no obligation to update any information contained in this Periodic Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement dated as of September 11, 2013, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013, among Freescale, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: September 13, 2013

Exhibit Index

Exhibit Number	Description

10.1	Amendment Agreement dated as of September 11, 2013, to the Third Amended and Restated Credit Agreement dated as of March 1, 2013, among Freescale, the guarantors party thereto, the lenders party thereto and Citibank, N.A., as administrative agent for the lenders.